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                                                                  EXHIBIT 10.84

                             SEPARATION AGREEMENT
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     This Separation Agreement (hereinafter referred to as this "Agreement") is entered into as of the 27th day of July, 1998 (hereinafter referred to as the "Effective Date") by and between Computone Corporation (hereinafter referred to as "Computone") and Gregory A. Alba (hereinafter referred to as "Alba").

     In consideration of the mutual covenants, releases and payments described herein, the receipt and sufficiency of which are acknowledged, Computone and Alba agree as follows:

     1.  Resignation of Employment.  Alba has determined to resign his
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employment as Vice President-Finance and Administration and Chief Financial
Officer of Computone and Computone has determined to accept Alba's resignation on the Effective Date in accordance with the terms set forth herein. Alba will discontinue any further responsibilities under his employment as of the close of business on the Effective Date, except that (a) Alba agrees to provide reasonable cooperation, to the extent deemed necessary by Computone, in connection with any administrative or legal proceeding which has arisen or may arise from circumstances occurring during the tenure of Alba's employment at Computone and (b) Alba will provide the consulting services described in paragraph 2.

     2.  Engagement as Consultant.  Computone hereby engages Alba as a
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consultant to Computone, and Alba hereby accepts such engagement, on the following terms and conditions:

          (a) As a consultant to Computone, Alba shall assist Computone's management in the preparation of financial reports, analysis of proposed accounting adjustments, verification of financial information and such other services as are requested
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from time to time by Computone's management and Computone's independent auditors. Computone recognizes that in the performance of Alba's duties hereunder Alba and during the severance period may be required periodically to travel to Philadelphia, Pennsylvania. Computone agrees to reimburse Alba for up to $3,000 in travel expenses to Philadelphia, Pennsylvania upon presentation of appropriate vouchers therefor.

          (b) The term of Alba's consultancy hereunder shall commence on the date hereof and shall terminate (the "Termination Date") on the later of (i) one month from the date hereof and (ii) the date on which Computone files its Form 10-K Report for its fiscal year ended April 3, 1998 with the Securities and Exchange Commission.

          (c) As compensation for his consulting services hereunder, Alba shall be paid a consulting fee at the monthly rate of $7,500. In addition, during the period of his consultancy hereunder, Alba shall be entitled to receive all of the employee benefits he was receiving from Computone immediately prior to his resignation.

          (d) Alba shall be responsible for all out-of-pocket expenses incurred by him in performing his consulting services hereunder and during the Payment Period, unless Alba incurs expenses at the request of Computone in which event Computone shall reimburse Alba for such expenses upon presentation of appropriate vouchers therefor.

          (e) The compensation provided for in this Agreement shall constitute full payment for the consulting services to be rendered by Alba hereunder.

     3.  Compensation and Benefit Continuation.  Computone agrees to pay Alba
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$7,500 per month and continue all employee benefits Alba was receiving from
Computone immediately prior to his resignation for a period of seven consecutive months following the Termination Date (hereinafter referred to as the "Payment Period"). It is expressly agreed that Alba waives and

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releases Computone from all other duties and obligations under any and all employment agreements between Computone and Alba or otherwise other than any rights to indemnification.

     4.  Vacation Pay.  Computone agrees to pay Alba all of his accrued vacation
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pay through the Termination Date within ten days of the end of the Payment
Period.

     5.  Medical Insurance Benefits.  At the conclusion of the Payment Period,
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Alba shall have the opportunity to continue coverage under Computone's medical insurance plan in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 (hereinafter referred to as "COBRA"). In the event that Alba elects to continue medical insurance coverage under COBRA, Alba shall be responsible for the payment of any monthly premium associated therewith.

     6.  Life Insurance Benefits.  Computone agrees to maintain Alba's life
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insurance policy as currently in effect throughout the Payment Period.

     7.  Exercise of Stock Options.  The parties acknowledge and agree that, as
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of the Effective Date, Alba had been duly granted, was fully vested and had the right to purchase 13,277 shares of Computone Common Stock at an exercise price of $1.13 pursuant to the Computone Corporation Amended and Restated Equity Incentive Plan ("Incentive Plan"). Pursuant to Section VI(E) of the Incentive Plan, Computone and the Compensation Committee of Computone's Board of Directors has agreed that Alba may exercise his right to purchase all or any portion of the 13,277 options in which he is vested, in accordance with the terms of such options, at any time between the Termination Date and two years after the Termination Date.

     8.  Indemnification.  The parties acknowledge and agree that Alba is
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covered by Article VI of Computone's By-laws governing indemnification, subject to the terms thereof and Section 145 of the Delaware General Corporation Law. The parties further agree that

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Computone may, at its sole discretion, pay expenses, including expenses and attorneys' fees, incurred by Alba in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding and within 30 days of the submission by Alba or his attorneys of a statement for services to be rendered. In accordance with the By-laws, Alba undertakes to repay amounts so advanced, including amounts advanced prior to the date hereof, if it shall be ultimately and finally adjudicated that Alba is not entitled to be indemnified by Computone as authorized by Computone's By-laws or under the Delaware General Corporation Law.

     9.  Nondisparagement and Publication.  Computone and Alba agree not to
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disparage each other in the future.  The parties agree that neither will issue a press release or any public statement regarding Alba's resignation from Computone unless such language is acceptable to both parties. It is agreed that neither party will make public the terms set forth herein, except as may be required in any filing required to be made by Computone with the Securities and Exchange Commission. Computone agrees that it will provide Alba and his attorneys the opportunity to review and comment upon a draft of the language which Computone intends to include in any public filing that is necessary or appropriate relating to Alba's resignation. Computone agrees to work with Alba and his attorneys to ensure that such language is acceptable to both parties. Computone further agrees that any comments made by Computone, its officers, directors or attorneys, in response to inquiries about Alba's resignation, except any inquiry which may be made by the SEC or other public agency in connection with any current or future investigation, shall be limited to the information disclosed in such public filings.

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     10.  Release of Claims.
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          (a) Alba's Release of Claims.  In consideration of the promises,
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payments and covenants contained in this Agreement, Alba, for himself and his heirs, executors, administrators and assigns, now and forever releases and discharges Computone and all of its past and present owners, officers, directors, stockholders, employees, agents, attorneys, parent corporations, subsidiaries, affiliates, predecessors, estates, successors and assigns from any and all claims, actions, charges, causes of action, sums of money due, suits, debts, covenants, contracts, agreements, promises, demands or liabilities whatsoever, in law or in equity, which Alba ever had or now has from the beginning of time up to the date this Agreement is executed except as to any claim that Alba may make pursuant to or in the event of breach of this Agreement.

          (b) Computone's Release of Claims.  In consideration of the promises,
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payments and covenants contained in this Agreement, Computone, for itself and all its past and present owners, officers, directors, employees, agents, attorneys, parent corporations, subsidiaries, affiliates, predecessors, estates, successors and assigns, now and forever releases and discharges Alba and all his past and present heirs, executors, administrators, assigns and attorneys from any and all claims, actions, charges, causes of action, sums of money due, suits, debts, covenants, contracts, agreements, promises, demands or liabilities whatsoever, in law or in equity, which Computone ever had or now has from the beginning of time up to the date this Agreement is executed, except as to any claim that Computone may make pursuant to or in the event of breach of this Agreement.

     11.  Acknowledgment.  This Agreement is executed by the parties
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voluntarily.  The parties agree that they have had a full and reasonable opportunity to consider this Agreement and that they have not been pressured or in any way coerced into its execution.

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     12.  Governing Law and Severability.  This Agreement and the rights and
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obligations of the parties hereto shall be governed and construed in accordance with the laws of the State of Georgia. If any provision hereof is enforceable or is held to be unenforceable, such provisions shall be fully severable, and this document and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and a court construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

     13.  Integration.  This Agreement, the Computone By-laws, including all
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exhibits and attachments thereto and the Incentive Plan, contain all the terms of the separation agreement by and between the parties and supersede and invalidate any previous agreements or contracts. No representations, inducements, promises, or agreements, oral or otherwise, which are not embodied herein have been made and none shall be of any force or effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement as of the date first above written.


                                COMPUTONE CORPORATION


                                By: /s/ John D. Freitag
                                    -------------------
                                    John D. Freitag, Acting President


                                By: /s/ Gregory A. Alba
                                    -------------------
                                    Gregory A. Alba

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